Addenda to Form 4:
Items 1, 2, 3, 4, and 5.  The share ownership was previously reported in Amendment No. 4 to Schedule 13D filed on June 8, 2009, by Tiberius Capital, LLC, Tiberius Management, Inc.,
Hyperion Capital, L.P., Hyperion Capital Management, LLC, Fife Trading, Inc. and John M.
Fife, each of which is a Reporting Person on this Form 4 with an address at 303 East Wacker
Drive, Chicago, Illinois 60601.  Each of the Reporting Persons (other than Tiberius Capital,
LLC), by virtue of its relationship to Tiberius Capital (as disclosed below), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities
Exchange Act of 1934) such shares.  Each Reporting Person (other than Tiberius Capital, LLC)
disclaims beneficial ownership of such shares for all other purposes.  The shares of Common
Stock may be deemed to be indirectly beneficially owned by each of the following:
a. Tiberius Management, Inc., because it is the sole manager of Tiberius Capital, LLC;
b. Hyperion Capital, L.P., because it is the sole member of Tiberius Capital, LLC and the sole shareholder of Tiberius Management, Inc.;
c. Hyperion Capital Management, LLC, because it is the sole general partner of Hyperion
Capital, L.P.;
d. Fife Trading, Inc., because it is the sole manager of Hyperion Capital Management,
LLC.; and
e. John M. Fife, because he is an officer, the sole director and the sole shareholder of
Fife Trading, Inc.
Items 6, 7, and 8.  The shares of Common Stock were purchased by Iliad Research and Trading,
L.P. on the transaction date and for the price indicated and were assigned on July 24, 2009, to Tiberius Capital, LLC, as reported in Amendment No. 5 to Schedule 13D filed on July 24, 2009, by Tiberius Capital, LLC, Tiberius Management, Inc., Hyperion Capital, L.P., Hyperion Capital
Management, LLC, Fife Trading, Inc. and John M. Fife.  Each of the Reporting Persons (other than
Tiberius Capital, LLC), by virtue of its relationship to Tiberius Capital, LLC (as disclosed in footnote 1 above), may be deemed to indirectly beneficially own such shares and disclaims beneficial ownership of such shares for all other purposes.